Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO SUBLEASE
Nurix Contract No. 11791
THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) dated May 31, 2025 (the “Effective Date”) is made by and between Janssen Research & Development, LLC, a New Jersey limited liability company, having an address at 410 George Stret, New Brunswick, New Jersey 08901 (“Sublandlord”) and Nurix Therapeutics, Inc., a Delaware corporation, having an address at 1700 Owens Street, Suite 205, San Francisco, California 94158 (“Subtenant”).
RECITALS
A.HCP LS Brisbane, LLC, as landlord (“Master Landlord”) and Sublandlord (as assigned by Janssen Biopharma, Inc.) as tenant, entered into that certain Lease dated December 12, 2019 (the “Original Lease”), as amended by a First Amendment of Office Lease dated September 12, 2020 (the “First Amendment”) and an Assignment dated December 17, 2021 (the “Assignment”). The Original Lease, First Amendment and Assignment are collectively referred to herein as the “Master Lease”.
B.Pursuant to the Master Lease, Sublandlord leases from Master Landlord approximately 195,888 rentable square feet (“RSF”) of office space (the “Premises”) comprised of (i) approximately 159,959 RSF on the 1st, 2nd, 3rd and 4th floors of Building B (the “Current Premises”), and (ii) approximately 35,929 RSF on the 4th floor of Building C located at 1400 Sierra Point Parkway, all as further set forth in Exhibit A to the Master Lease. The Premises are located in the project currently known as “The Shore at Sierra Point”, and containing approximately 625,000 square feet, and shown on Exhibit “A-1” in the Master Lease.
C.Sublandlord and Subtenant entered into that certain Sublease dated February 21, 2025 (the “Original Sublease”), whereby Sublandlord leased to Subtenant the Current Premises.
D.Pursuant to Section 20 of the Original Sublease, Sublandlord and Subtenant desire to exercise the ROFO (as defined in the Original Sublease) and expand the Current Premises by an additional approximately 35,929 RSF on the 4th floor of Building C (the “Expansion Premises”).
E.Sublandlord and Subtenant desire to amend the Original Sublease on the terms and conditions set forth below.

AGREEMENT
NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meanings given such terms in the Original Sublease unless expressly superseded by the terms of this Amendment. All references in the Original Sublease and in this Amendment to “the Sublease” or “this Sublease” shall be construed to mean the Original Sublease as amended and supplemented by this Amendment.
2.Subleased Premises. Effective as of Effective Date, the Current Premises are increased by the Expansion Premises and the definition of “Subleased Premises” under the Original Sublease, as amended by this Amendment, is hereby amended and restated to consist of the Current Premises and the Expansion Premises, together with rights in and to the non-exclusive use of certain common areas, if any, held by Sublandlord pursuant to the Master Lease. The Subleased Premises includes the entire Premises leased by Sublandlord pursuant to the Master Lease. Exhibit A of the Original Sublease is hereby amended and restated and replaced in its entirety with Exhibit A attached hereto.
3.Master Landlord Consent. Notwithstanding anything contained herein to the contrary, express or implied, the parties acknowledge and agree that this Amendment and any future amendment or modification of the Original Sublease shall be expressly contingent upon the written consent of Master Landlord. Master Landlord’s consent shall be evidenced by the Master Landlord’s execution of that certain Consent to Sublease Amendment dated on or about the date hereof, an executed copy of which is attached hereto as Exhibit B.
4.Early Occupancy to Expansion Premises. No later than June 1, 2025, Subtenant shall be allowed to occupy the Expansion Premises, pursuant to the terms and conditions of Section 4.3 of the Original Sublease. Subtenant shall not be obligated to pay Base Rent or Additional Rent with respect to the Expansion Premises until the Sublease Commencement Date.
5.Amendment to Sublease. The Original Sublease is hereby amended as follows:
a.Section 2.5 of the Original Sublease is hereby amended and restated in its entirety as follows:
b.“During the Sublease Term, Subtenant shall have the right, at no cost to Subtenant, to use all of the parking spaces allocated to Sublandlord in accordance with Section 9 of the Summary and Section 28 of the Master Lease. Subtenant shall use such parking spaces during the Sublease Term in the same manner as permitted to Sublandlord under the Master Lease, provided, that, there shall be no additional charge or fee payable by Subtenant with respect to such parking spaces and Subtenant shall have no maintenance and/or repair obligations with respect thereto (except to the extent included in Operating Expenses). Subtenant shall ensure that Subtenant's employees, agents, contractors, invitees and visitors comply with such parking rules and regulations applicable to Subtenant pursuant to this Sublease. Without limiting the generality of any provision in the Sublease, Subtenant acknowledges that its use of such parking spaces is subject to the provisions of Section 28 of the Master Lease (with Sublandlord being Landlord, and Subtenant being Tenant, thereunder).”
c.Section 2.8 of the Original Sublease is hereby deleted.
d.Section 5.1 of the Original Sublease is hereby amended and restated in its entirety as follows:
“Base Rent. Upon the Sublease Commencement Date and monthly thereafter, without any prior demand therefor, Subtenant agrees to pay to Sublandlord on or before the first (1st) day of each calendar month by ACH or wire transfer pursuant to written wire instructions provided to Subtenant which may be periodically updated by Sublandlord upon written notice to Subtenant, base rent for the Subleased Premises (the “Base Rent”) in the amounts set forth in the schedule below for the corresponding periods of the Sublease Term:

a.Lease Year	a.Base Rent per Rentable Square Foot (RSF)	a.Annual Base Rent	a.Monthly Base Rent
a.Year 1 (Sept. 1, 2025 – Aug. 31, 2026)	a.[*]	a.[*]	a.[*]
a.Year 2 (Sept. 1, 2026 – Aug. 31, 2027)	a.[*]	a.[*]	a.[*]
a.Year 3 (Sept. 1, 2027 – Aug. 31, 2028)	a.[*]	a.[*]	a.[*]
a.Year 4 (Sept. 1, 2028 – Aug. 31, 2029)	a.[*]	a.[*]	a.[*]
a.Year 5 (Sept. 1, 2029 – Aug. 31, 2030)	a.[*]	a.[*]	a.[*]
a.Year 6 (Sept. 1, 2030 – Aug. 31, 2031)	a.[*]	a.[*]	a.[*]
a.Year 7 (Sept. 1, 2031)	a.[*]	a.[*]	a.[*]

e.The first sentence of Section 5.2 of the Original Sublease is hereby amended and restated in its entirety as follows:

f.“Upon the Sublease Commencement Date, in addition to Base Rent, Sublandlord shall invoice Subtenant, and Subtenant shall pay, on a monthly basis, [*] percent ([*]%) of the Direct Expenses (as defined in the Master Lease to include Operating Expenses and Tax Expenses) paid by Sublandlord to Master Landlord pursuant to the terms of the Master Lease (“Additional Rent”). For the avoidance of doubt, Subtenant and Sublandlord acknowledge and agree that Subtenant will be responsible for [*] of the Additional Rent attributable to the Expansion Premises.”
g.Section 5.3 of the Original Sublease is hereby amended and restated in its entirety as follows:
“Abatement of Base Rent. Provided that Subtenant is not in default under the Sublease beyond any applicable notice and cure period, Subtenant shall receive a credit against the Base Rent, as follows:
A.    September 1, 2025 – December 31, 2025. For the period of time from September 1, 2025 through December 31, 2025, Subtenant’s Base Rent shall be completely abated for Floors 1, 2, 3 & 4 and the Expansion Premises in the amount of [*] divided in equal monthly installments over 4 months.
B.    January 1, 2026 - December 31, 2026. For the period of time from January 1, 2026 through December 31, 2026, Subtenant’s Base Rent shall be abated in the total amount of [*], following the schedule below:
    [*], divided equally over eight (8) months, between January 1, 2026 through August 31, 2026 (attributable to Floor 1)
[*], divided equally over three (3) months, between January 1, 2026 through March 31, 2026 (attributable to Floors 2 & 3)
[*], divided equally over twelve (12) months, between January 1, 2026 through December 31, 2026 (attributable to Floor 4)
[*], divided equally over twelve (12) months, between January 1, 2026 through December 31, 2026 (attributable to the Expansion Premises).
C.    January 1, 2027 – December 31, 2027. For the period of time from January 1, 2027 through December 31, 2027, Subtenant’s Base Rent shall be abated for the 4th floor and the Expansion Premises in the amount of [*] divided in equal monthly installments over 12 months.
D.     January 1, 2028 – September 30, 2031. For the period of time from January 1, 2028 through September 30, 2031 Subtenant will pay rent on all floors, in full, pursuant to base rent for the Subleased Premises (the “Base Rent”) in the amounts set forth in the schedule above for the corresponding periods of the Sublease Term, without any additional abatement. Base Rent is divided into equal monthly installments.”

h.The following shall be added as a new subsection D, immediately following subsection C, of Section 5.4 of the Original Sublease:
“D.     September 1, 2025 – December 31, 2027. With respect to the Expansion Premises, for the period of time from September 1, 2025 through December 31, 2027, [*] of the Additional Rent attributable to Direct Expenses and Tax Expenses shall be abated.”
i.Section 7.1 of the Original Sublease is hereby amended and restated in its entirety as follows:
Utilities. Prior to the Sublease Commencement Date, (i) all accounts with respect to the utilities serving the Subleased Premises shall be in the name of Master Landlord or Sublandlord and Sublandlord shall maintain and keep in continuous service all utility connections to the Subleased Premises, (ii) Sublandlord shall have the right to deliver to Subtenant a monthly invoice for all utilities consumed by Subtenant, and (iii) Subtenant shall pay to Sublandlord the cost of all such utilities consumed by Subtenant within fifteen (15) days or receipt of an invoice from Sublandlord.
Beginning on the Sublease Commencement Date, (a) all accounts with respect to the utilities serving the Subleased Premises shall be transferred into the name of Subtenant, (b) other than any utilities identified as Operating Expenses, Subtenant shall be responsible for all utilities and services at the Subleased Premises, (c) Sublandlord shall not be responsible for supplying utilities and services to the Subleased Premises, (d) Subtenant agrees to pay any costs, expenses or charges for such utilities and services within fifteen (15) days receipt of invoice from Sublandlord and (e) Sublandlord shall not be responsible for any interruption of utility services.

6.Furniture, Fixtures and Equipment. Sublandlord has elected to transfer ownership of the FF&E located in the Expansion Premises to Subtenant via Bill of Sale in substantially the form attached as Exhibit E to the Original Sublease (with such necessary modifications thereto to refer to the Expansion Premises). The inventory of the FF&E to be transferred is described on Exhibit C attached hereto. Notwithstanding the conveyance of such FF&E pursuant to the Bill of Sale, any FF&E remaining in the Expansion Premises on the Effective Date shall be transferred to Subtenant even if any such item is not listed on Exhibit C. Such transfer shall be at no cost to Subtenant and on an “AS IS” basis without any representation or warranties, express, implied, or statutory and shall take place on the Sublease Commencement Date. Subtenant shall be solely responsible for removing upon request the FF&E upon expiration or the earlier termination of the

Original Sublease, as amended by this Amendment, or, in the alternative, the termination of any direct lease entered into between Subtenant and Master Landlord, if applicable.
7.Operations Matrix. The operations matrix referred to in Section 7.2 of the Original Sublease and attached thereto as Exhibit D is hereby amended and restated in its entirety with Exhibit D attached hereto.
8.Additional Security Deposit. No later than three (3) business days following the Effective Date, Subtenant shall deposit with Sublandlord the sum of [*], which is an amount equal to [*] months of Base Rent for the Expansion Premises (the “Expansion Security Deposit”). The Expansion Security Deposit shall become part of the Security Deposit (as defined in the Original Sublease).
9.Subtenant Improvement Allowance. Notwithstanding that the size of the Subleased Premises is being increased pursuant to this Amendment, the Subtenant Improvement Allowance shall remain a fixed amount of [*].
10.Emergency Generator. With respect to the Expansion Premises, Subtenant shall have access to the existing emergency Generator (as defined in the Master Lease) located in Room B-006, at no cost to Subtenant throughout the Sublease Term, except for Subtenant’s share of Operating Expenses attributable to the Generator.
11.Ratification. Except as modified by this Amendment, all the provisions of the Original Sublease shall remain unchanged and in full force and effect.
12.Counterparts; Electronic Delivery. This Amendment may be executed by the parties hereto in one or more counterparts, each of which, when taken together shall constitute an original. Any party to this Amendment may deliver an executed copy hereof by electronic signature service or other electronic transmission to the other party and any such delivery shall have the same force and effect as delivery of a manually signed copy of this Amendment.
13.Authority. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
14.Governing Law. This Agreement shall be governed by the laws of the state where the Subleased Premises is located, excluding any principles of conflicts of laws.
15.Successors and Assigns. This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.
[SIGNATURES ON IMMEDIATELY FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Amendment as of the Effective Date.

SUBTENANT: Nurix Therapeutics, Inc., a Delaware corporation
By:	/s/ Christine Ring
Name: Christine Ring Title: Chief Legal Officer
SUBLANDLORD: Janssen Research & Development, LLC, a New Jersey limited liability company
By:	/s/ Ryan Koors
Name: Ryan Koors Title: CFO and VP of Finance 5-31-2025

Exhibit A
Subleased Premises

[*]

51849246.1/072670.0002

Exhibit B
Master Landlord Consent

[*]

Exhibit C
Expansion Premises FF&E Inventory
[*]

Exhibit D
Operations Matrix

[*]